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                                  EXHIBIT 10cc
January 23, 2001



Ira Ingerman
Stanley Ginsburg
DMS Store Fixtures LLC
2828 Charter Road
Philadelphia, PA 19154

Gentlemen:

         Ira Ingerman is party to an Employment Agreement with DMS Store Fixtures Corp. (as subsequently merged into DMS Store Fixtures LLC, "DMS") dated December 31, 1997 to be employed for a five year term as Co-Chairman and Chief Financial Officer of DMS, and Stanley Ginsburg is party to an Employment Agreement with DMS dated December 31, 1997 to be employed for a five year term as Co-Chairman and Chief Executive Officer of DMS (collectively, the "Employment Agreements").

         Ira Ingerman and Stanley Ginsburg have agreed with DMS to terminate their employment effective Friday January 26, 2001. Final payroll checks will be sent to you with DMS' standard payroll on Friday February 2, 2001.

         For the remainder of the original term of the Employment Agreements, DMS agrees that Stanley Ginsburg shall continue to be provided with office space for his use when visiting DMS, shall be entitled to attend DMS weekly staff meetings, and at any time shall be entitled to remove the "DMS Picture and Clock Wall" which he owns in the current DMS conference room. Except as provided herein and for those provisions of the Employment Agreements which expressly survive the termination of employment, all obligations and liabilities of the parties under the Employment Agreements are terminated.

         Please indicate your agreement by signing and returning a copy of this letter.

Sincerely,



DMS Store Fixtures LLC             Agreed:


By    /s/ Robert B. Ginsburg          /s/ Ira Ingerman          January 29, 2001
      ----------------------          ----------------          ----------------
      Robert B. Ginsburg                 Ira Ingerman                 Date


                                      /s/ Stanley Ginsburg      January 26, 2001
                                      --------------------      ----------------
                                          Stanley Ginsburg            Date






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